Exhibit_8.1

	Date of incorporation or acquisition	Place of establishment/ incorporation	Percentage of legal ownership
Subsidiaries:
Tiger Brokers (NZ) Limited (“TBNZ”)	August 02, 2016	New Zealand	100%
Up Fintech International Limited (“Up International”)	February 08, 2018	Hong Kong	100%
Tiger Fintech (Singapore) PTE Ltd. (“Tiger SG”)	March 13, 2018	Singapore	100%
Tiger Brokers (Singapore) PTE Ltd. (“Tiger Brokers SG”)	March 27, 2018	Singapore	100%
US Tiger Securities, Inc. (“US Tiger Securities”)	March 30, 2018	United States of America("USA")	100%
Beijing Bohu Xiangshang Technology Co., LTD (“Beijing BHXS”, “Ningxia WFOE”)1	May 17, 2018	PRC	100%
Tiger Fintech Holdings, Inc (“Tiger Fintech Holdings”)	July 09, 2018	USA	100%
Beijing Xiangshang Yixin Technology Co., Ltd (“Beijing Yixin”, “Beijing WFOE”)	July 26, 2018	PRC	100%
Trading Front Inc (“Trading Front”)	August 01, 2018	USA	100%
Wealthn LLC (“Wealthn”)	August 01, 2018	USA	100%
Kastle Limited (“Kastle”)	October 15, 2018	Hong Kong	100%
Tung Chi Consulting Limited (“Tung Chi”)	January 29, 2019	Hong Kong	100%
TradeUP Securities Inc.（“TradeUP Securities ”）[2]	July 12, 2019	USA	100%
Tradeup Inc. (“Tradeup”)	October 10, 2019	USA	100%
Hangzhou U-Tiger Technology Co. LTD	April 09,2020	PRC	85%
Tiger Fintech (NZ) Limited(“TFNZ”)	May 17,2021	New Zealand	100%
Tiger Services (AU) Pty Ltd(“TSAU”)	August 27,2021	Australia(“AU”)	100%
Tiger Brokers (AU) PTY Limited(“TBAU”)	September 13,2021	AU	100%
Tiger Brokers (HK) Global Limited(“Tiger Brokers HK”)	October 26,2021	Hong Kong	100%
Tiger Fintech Custodians (NZ) Limited(TFCNZ”)	December 2,2021	New Zealand	100%
VIEs:
Beijing Xiangshang Rongke Technology Co., LTD (“Ningxia Rongke”, “Ningxia VIE”)[3]	June 11, 2014	PRC	0% (Consolidated VIE)
Beijing Xiangshang Yiyi Laohu Technology Group Co., LTD (“Beijing Yiyi”, “Beijing VIE”)	October 29, 2018	PRC	0% (Consolidated VIE)
VIEs’ subsidiaries:

1 In December 2020, the name of “Ningxia Xiangshangyixin Technology Co., Ltd” was changed to “Beijing Bohu Xiangshang Technology Co., LTD”.
[1]	In August 202[1], the name of “Marsco Investment Corporation” was changed to “TradeUP Securities Inc.”.
[2]	In March 2021, the name of “Ningxia Xiangshang Rongke Technology Co., LTD” was changed to “Beijing Xiangshang Rongke Technology Co., LTD”.

Tiger Technology Corporation Limited (“Tiger Technology”)	October 14, 2014	Hong Kong	0% (VIE’s subsidiary)
Beijing U-Tiger Network Technology Co., LTD (“Beijing U-Tiger Network”)	April 20, 2016	PRC	0% (VIE’s subsidiary)
Beijing U-Tiger Business Service Co., Ltd (“Beijing U-Tiger Business”)	April 21, 2016	PRC	0% (VIE’s subsidiary)
Beijing Chenhao Technology Co., LTD. (“Beijing Chenhao”)	August 11, 2016	PRC	0% (VIE’s subsidiary)
Beijing Zhijianfengyi Information Technology Co., Ltd (“Beijing ZJFY”)	January 25, 2018	PRC	0% (VIE’s subsidiary)
Shenzhen Xiang Shang Hu Xun Technology Co., LTD (“HuXun”)	June 20, 2018	PRC	0% (VIE’s subsidiary)
Beijing Huyi Technology Co., Ltd (“Huyi”)	September 05, 2018	PRC	0% (VIE’s subsidiary)
Guangzhou U-Tiger Technology Co., LTD (“Guangzhou U-Tiger”)	December 24, 2018	PRC	0% (VIE’s subsidiary)